Exhibit 10.1(d)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

October 29, 2020

Puma Biotechnology, Inc.

10880 Wilshire Blvd., Suite 2150

Los Angeles, CA 90024

Attention: Alan Auerbach

Re:Amendment No. 2 to the License Agreement Between Pfizer Inc. and Puma Biotechnology, Inc.

Dear Mr. Auerbach:

This letter (“Amendment No. 2”) will serve as a second amendment to the License Agreement between Pfizer Inc. (“Pfizer”) and Puma Biotechnology, Inc. (“Puma”) dated August 18, 2011, as amended (the “Agreement”). Any capitalized terms below shall have the meaning set forth in the Agreement, unless otherwise defined herein. This Amendment No. 2 will be effective as of October 29, 2020.

Pfizer and Puma have previously discussed the scope of Puma’s right to enforce certain patent rights against a Third Party pursuant to Section 8.2 of the Agreement. The Parties desire to amend the terms of the Agreement and the Parties agree as follows:

1. Subject to the terms and conditions of Section 8 of the Agreement and this Amendment No. 2, Pfizer hereby additionally grants Puma the sole right, but does not impose the obligation, to control any and all [***] Enforcements and any settlement thereof; provided that any settlement by Puma will be pursuant to the terms of this Amendment No.2 and the Agreement. All patents claiming priority to [***] are collectively referred to herein as the “[***] Patents”. Enforcement of any of the [***] Patents against any actual or threatened infringement,

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Exhibit 10.1(d)

misappropriation or other violation by a Third Party product, other than Products, or challenge to the validity, scope or enforceability by a Third Party, [***] with any such Third Party, in each case, in the Territory, are referred to herein as a “[***] Enforcement”.

2. During the course of any [***] Enforcement, Puma and Pfizer will periodically, but no less frequently than once every [***], consult with respect to such [***] Enforcement, including consulting with respect to the status, litigation strategy and settlement of such [***] Enforcement. Puma will reasonably consider Pfizer’s input and comments with respect to such [***] Enforcement including settlement proposals or offers in connection therewith. Subject to Applicable Law and any limitations imposed by court order, when negotiating a license or settlement in connection with a [***] Enforcement with a Third Party that is the subject of such [***] Enforcement, Puma will use [***] to keep Pfizer informed with respect to the content and progress of any such license or settlement negotiations between Puma and such Third Party. Puma will reasonably consider Pfizer’s input and comments with respect to the negotiation of any such license or settlement agreement.

3. Prior to executing any license or settlement agreement relating to a [***] Enforcement (each a “Proposed Settlement”), Puma will give Pfizer timely notice (each a “Settlement Notice”) of the terms of such Proposed Settlement and notice of, and details regarding, any additional agreements, arrangements, obligations, rights, promises or conditions associated with such Proposed Settlement [***]. Puma will not enter into any such Proposed Settlement without the prior written approval of Pfizer, such approval not to be unreasonably withheld, conditioned or delayed [***]. Pfizer will be deemed to have approved a Proposed Settlement if Pfizer does not reject in writing the terms of such Proposed Settlement that is the subject of a Settlement Notice within [***] after receipt of such Settlement Notice. If an earlier deadline is imposed in connection with a Proposed Settlement by a court or other similar venue or arises due to a pending action to be taken before a court or other similar venue [***] Pfizer will use commercially reasonable efforts to approve or deny such Proposed Settlement prior to such deadline. If Pfizer rejects any Proposed Settlement, Pfizer will promptly provide Puma with an explanation of the reason for its rejection.

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Exhibit 10.1(d)

4. If Pfizer approves or is deemed to have approved a Proposed Settlement in connection with a [***] Enforcement, Puma will enter into a license or settlement agreement, as applicable, relating to such [***] Enforcement that has Material Terms that are substantially the same as the Material Terms presented to Pfizer in the Settlement Notice associated with such [***] Enforcement (each such settlement a “Final Settlement”). “Material Terms” with respect to a license or settlement agreement means (a) [***], (b) [***], and (c) [***]. Puma will warrant to Pfizer, [***] in any Final Settlement associated with a [***] Enforcement that such Final Settlement memorializes all of the agreements, arrangements, obligations, rights, promises and conditions between the parties to such Final Settlement that are associated with such [***] Enforcement.  Other than a Final Settlement Agreement, in no event will Puma enter into any other agreement, arrangement, obligation, right, promise or other conditions with the other party to such Final Settlement that is associated with such [***] Enforcement.

5. For clarity, the rights granted pursuant to this Amendment No. 2 do not grant Puma the right to sublicense rights under the [***] Patents, outside of a Final Settlement, to use products, other than Products, in the Territory, beyond those rights already granted to Puma under the Agreement, without the prior written approval of Pfizer.

6. Notwithstanding anything to the contrary in the Agreement, if Pfizer objects to the Proposed Settlement, Pfizer will [***]. Following any such objection of a Proposed Settlement by Pfizer, Puma shall consult with Pfizer on litigation strategy, choice of counsel, and fees and costs associated with [***] Enforcement, and Pfizer and Puma shall work together to reach mutual agreement on an acceptable license or settlement related to such [***] Enforcement.  After the end of each calendar quarter after such objection, Puma will [***]. Pfizer will [***] or as otherwise requested by Puma in writing.

7. Notwithstanding anything to the contrary in the Agreement, if any monetary recovery including, but not limited to, any damages, royalties, or other consideration, is received in connection with a [***] Enforcement (“Recovery”), such Recovery will be applied in the following order: (a) first, to Puma’s external costs and external expenses that were incurred solely in connection with such [***] Enforcement and settling any related suits or actions, including all such costs and expenses incurred in connection with preparing, negotiating and

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Exhibit 10.1(d)

responding to any Proposed Settlement, Settlement Notice and Final Settlement relating to such [***] Enforcement, [***], (b) second, to Pfizer’s external costs and external expenses incurred solely in connection with such [***] Enforcement and settling any related suits or actions, including all such costs and expenses incurred in connection with preparing, negotiating and responding to any Proposed Settlement, Settlement Notice and Final Settlement relating to such [***] Enforcement, [***], and (c) finally, any remaining Recovery will [***]. Any payment to Pfizer in accordance with this Section 7 will be made by Puma to Pfizer to such bank account as has been designated by Pfizer pursuant to the Agreement within the later of [***] days of receipt of such recovery by Puma or [***] days of receipt of an undisputed accounting of Pfizer’s costs and expenses. Sections 5.1.5 and 5.2 of the Agreement will apply with respect to any such payment that may become due and owing to Pfizer in accordance with this Section 7. For the avoidance of doubt, Puma’s exercise of its rights under Section 1 of this Amendment No. 2 will trigger no obligation to pay Pfizer any amounts under the Agreement, including any Milestone Payment, Royalty or other amount required under Sections 5 or 8 of the Agreement, that are in addition to the amounts required to be paid to Pfizer under this Section 7.

8. Failure to comply with the preceding Sections 1 and 7 shall be deemed a material breach by Puma resulting in termination of all additional rights granted to Puma pursuant to this Letter Agreement, unless Puma cures such breach within thirty (30) days of receiving notice thereof.

9. Except as amended herein, all terms of the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between this Letter Agreement and any term of the Agreement, this Letter Agreement shall control.

Please indicate Puma’s agreement to the above by having an authorized officer of Puma sign and date where indicated below.

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Sincerely,

By:	/s/ Andy Schmeltz

Pfizer Inc.

Andy Schmeltz

Global President & General Manager, Pfizer Oncology

UNDERSTOOD, AGREED and ACCEPTED:

Puma Biotechnology, Inc.

By:	/s/ Alan Auerbach